EXHIBIT 99.1

Predictive Oncology Announces $2.2 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

MINNEAPOLIS, May 07, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or “the Company”), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today announced that it has entered into definitive agreements with several institutional and accredited investors for the issuance and sale of an aggregate of 1,396,826 shares of its common stock, at a purchase price of $1.575 per share, for gross proceeds of approximately $2.2 million in a registered direct offering priced at-the-market under Nasdaq rules. Predictive Oncology has also agreed to issue to the investors unregistered warrants to purchase up to an aggregate of 1,396,826 shares of common stock. The closing of the offering is expected to occur on or about May 8, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price equal to $1.45 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date.

The Company currently intends to use up to $487,000 of the net proceeds from the offering to repay certain indebtedness to Oasis Capital, LLC, and the remainder for working capital purposes.

The shares of common stock described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-234073), including a base prospectus previously filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2019 and became effective on December 19, 2019. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Predictive Oncology Inc.

Predictive Oncology (Nasdaq: POAI) operates through three segments (Domestic, International and Helomics), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.predictive-oncology.com.

Forward-looking Statements

Certain of the matters discussed in this press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include: market and other conditions, the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, we may not be able to continue operating without additional financing; current negative operating cash flows; the terms of any further financing, which may be highly dilutive and may include onerous terms; no assurance that a vaccine will be successfully developed in collaboration with Dr. Daniel Carter, or that definitive documentation of all arrangements with Dr. Carter will be completed, risks related to the 2019 merger with Helomics including; 1) significant goodwill could result in further impairment; 2) possible failure to realize anticipated benefits of the merger; 3) costs associated with the merger may be higher than expected; 4) the merger may result in the disruption of our existing businesses; and 5) distraction of management and diversion of resources; risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; risks related to the transaction with Quantitative Medicine including: 1) completion of the transaction; 2) possible failure to realize anticipated benefits of the merger; 3) costs associated with the merger may be higher than expected; 4) the merger may result in the disruption of our existing businesses; and 5) distraction of management and diversion of resources; risk that we will be unable to complete the transaction with InventaBioTech to acquire Soluble Therapeutics and BioDtech; risk that we will be unable to protect our intellectual property or claims that we are infringing on others’ intellectual property; the impact of competition; acquisition and maintenance of any necessary regulatory clearances applicable to applications of our technology; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; risk that we never become profitable if our product is not accepted by potential customers; possible impact of government regulation and scrutiny; unexpected costs and operating deficits, and lower than expected sales and revenues, if any; adverse results of any legal proceedings; the volatility of our operating results and financial condition; and management of growth. In addition, our business and operations have been and will likely continue to be materially and adversely affected by the COVD-19 pandemic, including impact on a significant supplier; a reduction in on-site staff at several of our facilities, resulting in delayed production and less efficiency; impact on sales efforts; impact on accounts receivable and terms demanded by suppliers; and possible impact on financing transactions; resulting in a possible continued material adverse effect on our business, financial condition and results of operations. These and other risks and uncertainties may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov.

Investor Relations Contact:

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com